                                                                  Exhibit 99.1

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Logo
                                                                                Subscription &
                                                                                Community Offering
                                                                                Stock Order Form
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Keystone Savings Bank          Expiration Date
                                                                                    Conversion Center        for Stock Order Forms:
                                                                                    xxx xxxxxx Street        Xxxxxx, xxxxx xx, 2003
                                                                                 xxxxxxx, xxxxxxxx xxxxx    x:00 p.m., Eastern Time
                                                                                     (xxx) xxx-xxxx
------------------------------------------------------------------------------------------------------------------------------------
                                                                                IMPORTANT: A properly completed original stock order
                                                                                form must be used to subscribe for common stock.
                                                                                Copies of this form are not required to be accepted.
                                                                                Please read the Stock Ownership Guide and Stock
                                                                                Order Form Instructions as you complete this form.
------------------------------------------------------------------------------------------------------------------------------------
    (1) Number of Shares      Subscription     (2) Total Payment Due
     ------------------------               -----------------------------    The minimum number of shares that may be subscribed for
                                Price                                        is 25 shares and the maximum number of shares that may
                              X 10.00 =      $                               be subscribed for is 50,000 shares. See Instructions.
     ------------------------               -----------------------------
------------------------------------------------------------------------------------------------------------------------------------
(3) Employee/Officer/Trustee Information
Check here if you are an employee, officer or trustee of Keystone Savings Bank or member of such person's immediate family living in the same household.
------------------------------------------------------------------------------------------------------------------------------------
(4) Method of Payment/Check
Enclosed is a check, bank draft or money order payable to Keystone        Total Check Amount   $
Savings Bank in the amount indicated in this box.
------------------------------------------------------------------------------------------------------------------------------------
(5) Method of Payment/Withdrawal
The undersigned authorizes withdrawal from the following account(s) at Keystone Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts or Qualified Plans maintained at Keystone Savings Bank cannot be used unless special transfer arrangements are made.
------------------------------------------------------------------------------------------------------------------------------------
                   Bank Use                Account Number(s) To Withdraw                    $ Withdrawal Amount
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    $                                 .
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    $                                 .
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    $                                 .
------------------------------------------------------------------------------------------------------------------------------------
(6) Purchaser Account Information:
[_] a. Check here if you are an Eligible Account Holder with a deposit account(s)
       totaling $50.00 or more on December 31, 2001.                                                    . List account(s) below.
[_] b. Check here if you are a Supplemental Eligible Account Holder with a deposit
       account(s) totaling $50.00 or more on xxxx xx, 2003.                                             . List account(s) below.
[_] c. Check here if you an Other Depositor with a deposit account on xxxxx xx, 2003.                   . List account(s) below.
------------------------------------------------------------------------------------------------------------------------------------
             PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
                              IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
------------------------------------------------------------------------------------------------------------------------------------
          Account Number(s)                                Account Title (Names on Accounts)                            BANK USE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                ------------------------------------
(7) Form of Stock Ownership & SS# or Tax ID#:                                                    SS#/Tax ID#-
[_] Individual  [_] Joint Tenants   [_] Tenants in Common    [_] Fiduciary (i.e. trust, estate)
                                                                                                ------------------------------------
[_] Uniform Transfers to Minors Act [_] Company/Corporation/ [_] IRA                             SS#/Tax ID#-
    (Indicate SS# of Minor only)        Partnership              or other qualified plan
------------------------------------------------------------------------------------------------------------------------------------
(8) Stock Registration & Address:
Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s)
will result in the loss of your subscription rights.

------------------------------------------------------------------------------------------------------------------------------------

Name:

------------------------------------------------------------------------------------------------------------------------------------
Name
Continued:

------------------------------------------------------------------------------------------------------------------------------------

Mail to-
Street:

------------------------------------------------------------------------------------------------------------------------------------

City:                                                                  State:                  Zip Code:

------------------------------------------------------------------------------------------------------------------------------------

(9) Telephone     (         )             --                (         )              --                  County of
 Daytime/Evening                                                                                         Residence


------------------------------------------------------------------------------------------------------------------------------------
(10)[_] NASD Affiliation - Check here if you are a member of the    (11)[_] Associates/Acting in Concert - Check here and complete
National Association of Securities Dealers, Inc. ("NASD"), a        the reverse side of this form, if you or any associates or
person affiliated, or associated, with a NASD member,               persons acting in concert with you have submitted other orders
(continued on reverse side)                                         for shares.
------------------------------------------------------------------------------------------------------------------------------------
(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by Keystone Savings
Bank no later than x:00 p.m., Eastern Time, on Xxxxxx, xxxxx xx, 2003, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Keystone Savings Bank, this stock order form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at Keystone
Savings Bank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that
I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of the Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank.
The undersigned further acknowledges reviewing the "Risk Factors" section contained in the prospectus.
                                                                                                                     ---------------
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly,      Bank Use
to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of  ---------------
another. Keystone Savings Bank and KNBT Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve
such transfer.                                                                                                       ---------------

---------------------------------------------------------------------------------------------------------------------
Signature                                     Date   Signature                                                 Date
9
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Item (6) Purchaser Account Information - continued:
--------------------------------------------------------------------------------
   Account Number(s)       Account Title (Names on Accounts)        BANK USE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Item (10) NASD continued:
--------------------------------------------------------------------------------
a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined) or by persons acting in concert with you.
--------------------------------------------------------------------------------
       Name(s) listed on other stock order forms     Number of shares ordered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Associate

The term "associate" of a person is defined to include the following:

(1) any corporation or other organization (other than KNBT Bancorp, Keystone Savings Bank or a majority-owned subsidiary of Keystone Savings Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan of KNBT Bancorp or Keystone Savings Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of us or any of our subsidiaries.


Acting in concert

The term "acting in concert" is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, common addresses on our records and the fact that such persons have filed joint Schedules 13D or 13G with the SEC with respect to other companies.

------------------------------------------------------------------------------

[Logo]  Holding Company
--------------------------------------------------------------------------------
                              Stock Ownership Guide
--------------------------------------------------------------------------------

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
--------------------------------------------------------------------------------

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
--------------------------------------------------------------------------------

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
--------------------------------------------------------------------------------

Uniform Transfers to Minors Act ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Pennsylvania Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA PA (use minor's social security number).
--------------------------------------------------------------------------------

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

     . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

     . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

     . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

     . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

     . The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

--------------------------------------------------------------------------------
                          Stock Order Form Instructions
--------------------------------------------------------------------------------

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in the Subscription Offering is $500,000 (50,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $500,000 (50,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $1,000,000 (100,000 shares) of common stock.
--------------------------------------------------------------------------------

Item 3 - Employee/Officer/Trustee Information

Check this box to indicate whether you are an employee, officer or trustee of Keystone Savings Bank or a member of such person's immediate family living in the same household.
--------------------------------------------------------------------------------

Item 4 - Method of Payment by Check or Cash

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of Keystone Savings
Bank) or by check, bank draft or money order payable to Keystone Savings Bank. Your funds will earn interest at Keystone Savings Bank's passbook rate of interest until the conversion is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!)
--------------------------------------------------------------------------------

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Keystone Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
--------------------------------------------------------------------------------

Item 6 - Purchaser Account Information

     a. Check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2001.

     b. Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on xxxxx xx, 2003.

     c. Check this box if you are an Other Depositor with a deposit account(s) on xxxxx xx, 2003.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

        Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.
--------------------------------------------------------------------------------

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and/Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

     Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.
--------------------------------------------------------------------------------

Item 9 - Telephone Number(s)

Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
--------------------------------------------------------------------------------

Item 10 - NASD Affiliation

Check this box if you are a member of the NASD or if this item otherwise applies to you.
--------------------------------------------------------------------------------

Item 11 - Associates/Acting in Concert

Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.

--------------------------------------------------------------------------------

Item 12 - Acknowledgement

Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
--------------------------------------------------------------------------------

You may mail your completed stock order form in the envelope that has been provided, or you may deliver your stock order form to any full service branch office of Keystone Savings Bank. Your stock order form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by Keystone Savings Bank no later than x:00 p.m., Eastern Time, on xxxxxx, xxxxxxxx xx, 2003 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.
--------------------------------------------------------------------------------

11